Exhibit 24.2

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENT, that the individual whose signature appears below hereby constitutes and appoints John V. Oyler, Aaron Rosenberg and Chan Lee, each acting together or alone, as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including all pre-effective and post-effective amendments) to BEIGENE, LTD.’s Registration Statement (File No. 333-281324), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of the date indicated below.

Signature	Title	Date

/s/ Shalini Sharp	Director	February 27, 2025
Shalini Sharp